EXHIBIT 4.9
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                           FORM OF INDEMNITY AGREEMENT

   THIS INDEMNITY AGREEMENT made as of the ____ day of _______________, 20__,

BETWEEN:

                  TLC VENTURES CORP., a company duly incorporated pursuant to the laws of the Province of British Columbia and having an office at Suite 700, 900 West Hastings Street, Vancouver, British Columbia, V6C 1E5; (the "Company")

AND:

                  ____________________ , of ____________________________________
                  _____________________________________________________________;
                  (the "Executive")

WHEREAS:

A.       The Executive is ____________________ of the Company; and

B. The Company has agreed to provide indemnification to the Executive on the terms and conditions contained in this Agreement;

         NOW THEREFORE in consideration of the covenants and agreements herein and the payment of $1 made by each party to the other, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

1.       DURATION

1.1 Notwithstanding the date of its execution and delivery, this agreement shall be conclusively deemed to commence on the day upon which the Executive first became or becomes a director or officer of the Company and shall continue in effect after the Executive ceases to be a director of officer of the Company.

2.       INDEMNIFICATION

2.1 Subject to the Company Act (British Columbia), as amended from time to time (the "Act"), the Company will indemnify the Executive and [his / her] heirs, executors, administrators and personal representatives (collectively, the "Indemnitees") and save the Indemnitees harmless against all costs, charges and expenses actually and reasonably incurred by the Indemnitees in law, in equity or under any statute or regulation in connection with any civil, criminal or administrative, including environmental claim, action, proceeding or investigation to which the Indemnitees are made a party or in which they are otherwise involved as a witness or other participant by reason of being or having been a director or officer of the Company, including any action brought by the Company, if:

         (a) the Executive acted honestly and in good faith with a view to the best interests of the Company; and
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         (b)      in the case of the criminal or administrative claim, action, proceeding or investigation, the Executive had reasonable grounds for believing that [his / her] conduct was lawful.

2.2 If the claim, action, proceeding or investigation set out on section 2.1 is a claim, action, proceeding or investigation by or on behalf of the Company, the Company will, subject to obtaining the approval of a court, indemnify the Indemnitees and save the Indemnitees harmless against all costs, charges and expenses actually and reasonably incurred by the Indemnitees in law, in equity or under any statute or regulation in respect of such claim, action, proceeding or investigation provided that the Executive fulfills the requirements set forth in subsections 2.1(a) and 2.1(b) of this Agreement.

2.3 Without limiting the generality of sections 2.1 and 2.2, the costs, charges and expenses against which the Company will indemnify the Indemnitees include:

         (a) any and all fees, costs and expenses actually and reasonably incurred by the Indemnitees in investigating, preparing for, defending against, providing evidence in, producing documents or taking any other action in connection with any commenced or threatened action, proceeding or investigation, including reasonable legal fees and disbursements, travel and lodging costs;
         (b) any amounts reasonably paid in settlement of any action, proceeding or investigation;
         (c) any amounts paid to satisfy a judgment or penalty, including interest and costs; and
         (d) all costs, charges and expenses reasonably incurred by the Indemnitees in establishing their right to be indemnified pursuant to this Agreement.

3.       TAXABLE BENEFITS

3.1 If the Indemnitees or any of them are required to include in their income, or in the income of the estate of the Executive, any payment made under this Agreement for the purpose of determining income tax payable by the Indemnitees or any of them or the estate, the Company shall pay an amount by way of indemnity that will fully indemnify the Indemnitees or estate for the amount of all liabilities described in Parts 2 and 3 and all income taxes payable as a result of the receipt of the indemnity payment.

4.       INDEMNIFICATION NOTICE

4.1 Upon receipt of a written request (the "Indemnification Notice") by the Indemnitees for indemnification under this Agreement, the Company will forthwith apply to the Supreme Court of British Columbia for approval of the requested indemnification, will diligently proceed to obtain such approval and will take all other steps necessary to provide the requested indemnification as soon as practicable following receipt of the Indemnification Notice.

5.       NO INVALIDATION

5.1 Any failure by the Executive in [his / her] capacity as a director or officer of the Company or as a director or officer of a corporation of which the Company is a shareholder to comply with the provisions of the Act or of the Memorandum and Articles of the Company will not invalidate any indemnity to which [he / she] is entitled under this Agreement.

6.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1 The Company represents and warrants to the Executive, and acknowledges that the Executive is relying on such representations and warranties, that:

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         (a)      the Company has the requisite corporate power and authority to enter into this Agreement and has taken all necessary steps to validly approve the execution and delivery of this Agreement; and
         (b) this Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company.

7.       ACKNOWLEDGEMENTS OF EXECUTIVE

7.1      The Executive acknowledges that:

         (a) [he / she] was represented by counsel of [his / her] own choosing in the negotiations for and preparation of this Agreement;
         (b)      [his / her] counsel has reviewed this Agreement;
         (c) [he / she] thoroughly discussed all aspects of this Agreement with [his / her] counsel;
         (d) [he / she] has carefully read this Agreement and the documents to be executed in connection herewith and has had them fully explained by counsel, and [he / she] is fully aware of the contents and legal effect; and
         (e) [he / she] is freely and voluntarily entering into this Agreement on the advice of [his / her] counsel.

8.       ENUREMENT

8.1 This Agreement shall enure to the benefit of the Indemnitees and is binding on the Company and its successors.

9.       ASSIGNMENT

9.1 A party to this Agreement may not assign [his / her] rights under this Agreement without the prior written consent of the other party to this Agreement.

10.      NUMBER AND GENDER

10.1 Wherever a singular or masculine expression is used in this Agreement, that expression is deemed to include the plural, the feminine or the body corporate where required by the context.

11.      SEVERABILITY

11.1 If any provision of this Agreement or part thereof is found to be illegal or unenforceable, it will be considered separate and severable from this Agreement and the remaining provisions of this Agreement or parts of the impugned provision will remain in force and be binding upon the parties as though the illegal or unenforceable provision or part thereof had never been included.

12.      HEADINGS

12.1 The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

13.      GOVERNING LAW

13.1 This Agreement shall be construed in accordance with the laws of the Province of British Columbia.

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14.      INDEPENDENT LEGAL ADVICE

14.1 Each of the parties to this Agreement acknowledges and agrees that Catalyst Corporate Finance Lawyers has acted as legal counsel to the Company only and not to any other party to this Agreement, and that Catalyst Corporate Finance Lawyers has not been engaged to protect the rights and interests of any of the other parties to this Agreement. Each of the other parties to this Agreement acknowledges and agrees that the Company and Catalyst Corporate Finance Lawyers have given them adequate opportunity to seek, and have recommended that they seek and obtain, independent legal advice with respect to the subject matter of this Agreement and for the purpose of ensuring their rights and interests are protected. Each of these other parties represents and warrants to the Company and to Catalyst Corporate Finance Lawyers that they have sought independent legal advice or consciously chosen not to do so with full knowledge of the risks associated with not obtaining such independent legal advice. The parties acknowledge that they have read and understood this provision of this Agreement and indicate so by signing this Agreement, and by initialling in the place below:


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         IN WITNESS WHEREOF the parties have executed and delivered this
Agreement as of the date first above written.

THE CORPORATE SEAL of TLC Ventures Corp. was hereunto      )
affixed in the presence of:                                )
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                                                           )               c/s
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SIGNED, SEALED & DELIVERED                                 )
by ____________________ in the presence of:                )
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Signature of Witness                                       )
Name of Witness:                                           )
Address of Witness:                                        )
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Occupation of Witness:                                     )
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